SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 16, 2000




                    LARGO VISTA GROUP, LTD.
           (Exact name of registrant as specified in its charter)


Nevada                             000-30426                76-0434540
(State or other jurisdiction  (Commission File Number) (IRS Employer
of incorporation)                                       Identification No.)



4570 Campus Drive, Newport Beach, California           92660
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   (949) 252-2180


        (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant.

     Not Applicable.


Item 2.  Acquisition or Disposition of Assets.

     Not Applicable.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Jaak (Jack) Olesk, C.P.A. was previously the principal accountant for Largo Vista Group, Ltd. On March 16, 2000, that firm resigned. The decision to change accountant was not recommended by the board of directors.

     At  no  time  was  there any disagreement between the Company  and  Jaak
(Jack) Olesk, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The audit reports of Jaak (Jack) Olesk, C.P.A. on the consolidated financial statements of Largo Vista Group, Ltd. as of and for the years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that they contained the following modifying paragraph:

     "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company has significant recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties."

       A letter from Jaak (Jack) Olesk, C.P.A. is attached as Exhibit 16.1.

Item 5.  Other Events.

     Not applicable.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements and Exhibits.

     Exhibit.

          16.1 Letter from Jaak (Jack) Olesk, C.P.A. on Changes in Certifying Accountant

Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.

                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Largo Vista Group Ltd.
                              (Registrant)


Date:  May 30, 2000                By:/s/    Daniel Mendez
                                   Daniel Mendez, CEO